Proxy Voting Results

A special meeting of shareholders was held on December 8, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

James C. Curvey

Affirmative	40,874,579,146.19	94.146
Withheld	2,541,618,753.48	5.854
TOTAL	43,416,197,899.67	100.000

Dennis J. Dirks

Affirmative	41,093,243,800.03	94.650
Withheld	2,322,954,099.64	5.350
TOTAL	43,416,197,899.67	100.000

Donald F. Donahue

Affirmative	41,121,116,505.64	94.714
Withheld	2,295,081,394.03	5.286
TOTAL	43,416,197,899.67	100.000

Alan J. Lacy

Affirmative	41,091,494,851.72	94.646
Withheld	2,324,703,047.95	5.354
TOTAL	43,416,197,899.67	100.00

Ned C. Lautenbach

Affirmative	40,970,733,721.42	94.368
Withheld	2,445,464,178.25	5.632
TOTAL	43,416,197,899.67	100.000

Joseph Mauriello

Affirmative	41,021,688,840.89	94.485
Withheld	2,394,509,058.78	5.515
TOTAL	43,416,197,899.67	100.000

Charles S. Morrison

Affirmative	41,163,534,997.01	94.812
Withheld	2,252,662,902.66	5.188
TOTAL	43,416,197,899.67	100.000

Cornelia M. Small

Affirmative	41,061,752,034.66	94.578
Withheld	2,354,445,865.01	5.422
TOTAL	43,416,197,899.67	100.000

Garnett A. Smith

Affirmative	41,061,939,407.02	94.578
Withheld	2,354,258,492.65	5.422
TOTAL	43,416,197,899.67	100.000

David M. Thomas

Affirmative	41,102,875,738.06	94.672
Withheld	2,313,322,161.61	5.328
TOTAL	43,416,197,899.67	100.000

Michael E. Wiley

Affirmative	41,112,279,187.11	94.694
Withheld	2,303,918,712.56	5.306
TOTAL	43,416,197,899.67	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Energy Portfolio.

	# of Votes	% of Votes
Affirmative	872,405,264.92	71.826
Against	171,096,267.20	14.087
Abstain	91,077,895.37	7.498
Broker Non-Vote	80,037,978.52	6.589
TOTAL	1,214,617,406.01	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Energy Service Portfolio.

	# of Votes	% of Votes
Affirmative	218,720,242.86	72.926
Against	35,984,488.64	11.998
Abstain	19,568,134.36	6.524
Broker Non-Vote	25,649,953.89	8.552
TOTAL	299,922,819.75	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Natural Gas Portfolio.

	# of Votes	% of Votes
Affirmative	127,228,336.60	71.400
Against	16,559,012.65	9.293
Abstain	12,303,746.72	6.905
Broker Non-Vote	22,100,746.04	12.402
TOTAL	178,191,842.01	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Natural Resources Portfolio.

	# of Votes	% of Votes
Affirmative	482,984,049.43	74.573
Against	94,003,272.73	14.514
Abstain	49,297,173.77	7.611
Broker Non-Vote	21,389,995.98	3.302
TOTAL	647,674,491.91	100.000

PROPOSAL 3

# of Votes	% of Votes

To modify Energy Portfolio's fundamental concentration policy.

Affirmative	906,803,274.54	74.658
Against	133,661,759.98	11.005
Abstain	94,114,392.97	7.748
Broker Non-Vote	80,037,978.52	6.589
TOTAL	1,214,617,406.01	100.000

PROPOSAL 3

# of Votes	% of Votes

To modify Energy Service Portfolio's fundamental concentration policy.

Affirmative	226,261,640.15	75.440
Against	28,368,343.72	9.459
Abstain	19,642,881.99	6.549
Broker Non-Vote	25,649,953.89	8.552
TOTAL	299,922,819.75	100.000

PROPOSAL 3
To modify Natural Gas Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	127,293,166.90	71.437
Against	16,064,588.42	9.016
Abstain	12,733,340.65	7.145
Broker Non-Vote	22,100,746.04	12.402
TOTAL	178,191,842.01	100.000

PROPOSAL 3
To modify Natural Resources Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	503,884,867.84	77.800
Against	76,526,841.08	11.816
Abstain	45,872,787.01	7.082
Broker Non-Vote	21,389,995.98	3.302
TOTAL	647,674,491.91	100.000

PROPOSAL 4
To change Natural Resources Portfolio from a diversified fund to a non-diversified fund.

	# of Votes	% of Votes
Affirmative	480,524,490.51	74.193
Against	101,357,416.27	15.650
Abstain	44,402,589.15	6.855
Broker Non-Vote	21,389,995.98	3.302
TOTAL	647,674,491.91	100.000

Proposal 1 reflects trust wide proposal and voting results.